UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2003

CVS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-01011	050494040
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

One CVS Drive Woonsocket, Rhode Island	02895
(Address of principal executive offices)	(Zip Code)

(401) 765-1500

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Item 7.    Financial Statements and Exhibits

(c)    Exhibits

99.1    Press Release, dated May 6, 2003 of CVS Corporation

Item 9.	Regulation FD Disclosure (Being Provided Under Item 12. Disclosure of Results of Operations and Financial Condition)

On May 6, 2003, CVS Corporation issued a press release, announcing its earnings for the first quarter ended March 29, 2003. Attached to this Current Report on Form 8-K as Exhibit 99.1, is a copy of the Corporation’s related press release dated May 6, 2003.

The information in this report is being furnished, not filed. Accordingly, the information in Item 9 of this report will not be incorporated by reference into any registration statement filed by the Corporation under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVS CORPORATION

By:	/s/ DAVID B. RICKARD
David B. Rickard Executive Vice President, Chief Financial Officer and Chief Administrative Officer Dated: May 6, 2003